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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-11489) pertaining to the 1994 - 1997 Stock Option and Compensation Plan of IntraNet Solutions Inc., (Form S-3 No. 333-14175) pertaining to the registration of 562,635 shares of IntraNet Solutions Inc. common stock, (Form S-3 No. 333-33437) pertaining to the registration of 2,204,033 shares of IntraNet Solutions Inc. common stock and (Form S-3 No. 333-57181) pertaining to the registration of 1,945,900 shares of IntraNet Solutions, Inc. common stock, of our report dated June 30, 1997, with respect to the consolidated financial statements of IntraNet Solutions Inc., for the year ended March 31, 1997 included in this Annual Report (Form 10-KSB).


     Our audit included the financial statement schedule of IntraNet Solutions, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                                           /S/ ERNST & YOUNG LLP

    Minneapolis,  Minnesota
    June 29, 1999